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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 14, 1999

                               RADIO UNICA CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                   333-61211                 65-0776004
(STATE OF INCORPORATION)      (COMMISSION FILE NO.)         (IRS EMPLOYER
                                                           IDENTIFICATION NO.)

                        8400 N.W. 52ND STREET, SUITE 101
                              MIAMI, FLORIDA 33166
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                                 (305) 463-5000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                 NOT APPLICABLE
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



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                 ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On May 14, 1999, Radio Unica Corp. (the "Company") Acquired, through certain of its subsidiaries substantially all of the assets of radio station WIDB (AM) (now know as WNTD (AM)) licensed to Chicago, Illinois, from certain subsidiaries of One-On-One Sports. The purchase price for the acquisition was approximately $16.75 million. The Company used a portion of the proceeds from its July 27, 1998 offering of 11 3/4% Senior Discount Notes due 2006 as well as funds available under its Senior Secured Revolving Credit Facility to fund the acquisition.

Prior to the acquisition, the assets acquired by the Company were used by the Sellers in the operation of their sports broadcasting network in Chicago. The Company intends to use such assets in the operation of its radio broadcasting business in Chicago.

                   ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT 10.1: Asset Purchase Agreement, dated February 22, 1999, by and among One-On-One Sports License of Illinois, L.L.C. and One-On-One Sports Radio of Illinois, L.L.C. (collectively the "Sellers") and Radio Unica Corp (the "Buyer") for Radio Station WIDB (AM).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            RADIO UNICA CORP.



Date:  May 28, 1999,                        By: /s/ Joaquin F. Blaya
                                                -------------------------------
                                                Joaquin F. Blaya
                                                Chairman and Chief
                                                Executive Officer




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